Exhibit (h)(d)(14)

PACIFIC SELECT FUND

AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT, effective as of April 29, 2016, is being entered into by and between Pacific Life Fund Advisors LLC (the “Adviser” or “PLFA”) and Pacific Select Fund (the “Trust”), on behalf of each of the Trust’s separate portfolios (each a “Fund,”, collectively, the “Funds”).

WHEREAS, the Trust and Adviser (collectively, the “Parties”) entered into the Expense Limitation Agreement dated May 1, 2007, as amended (the “Agreement”); and

WHEREAS, the Parties desire to amend and supplement the Agreement upon the following terms and conditions;

NOW THEREFORE, in consideration of the renewal of the premises, the promises, and the mutual covenants contained in the Agreement, and good and fair consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree that the Agreement is amended and supplemented as follows:

1.	All references to “Portfolio” are changed to “Fund” and all references to “Portfolios” are changed to “Funds.”

2.	Section I.A. of the Agreement (Expense Limitation – Applicable Expense Limit)is hereby deleted and replaced with the following:

A.    Applicable Expense Limit. For purposes of this Agreement, “Fund Operating Expenses” shall consist of the ordinary operating expenses incurred by a Fund in any fiscal year, including organizational expenses, but excluding the following: investment advisory fees (management fees); service fees; additional costs associated with foreign investing (including foreign taxes on dividends, interest or gains); interest (including commitment fees); taxes; brokerage commissions and other transactional expenses; dividends on securities sold short; acquired fund fees and expenses; extraordinary expenses such as litigation expenses; other expenses not incurred in the ordinary course of the Fund’s business; and expenses of any counsel or other persons or services retained by the Trust’s trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Adviser. To the extent that the Fund Operating Expenses incurred by a Fund exceed the Operating Expense Limit, as defined in Section I.B. of the Agreement, the Adviser shall reimburse the Fund for such excess amount (the “Excess Amount”).

3.	Section II (Term and Termination of Agreement) is hereby deleted and replaced with the following:

This Agreement’s initial term was through April 30, 2008, thereafter automatically renewing for successive one-year terms ending April 30th of each year pursuant to the terms described further below in this paragraph. The current term of the Agreement, including all expense limitations discussed herein and on Schedule A to the Agreement, shall have a term through at least April 30, 2017, except for the PSF DFA Balanced Allocation Portfolio, which shall have an initial term for three years through April 30, 2019. Thereafter, this Agreement shall automatically renew for successive one-year terms ending April 30th of each year, unless the Adviser provides written notice of the termination of this Agreement at least 10 days prior to the beginning of the next one-year term. In addition, this Agreement shall terminate upon termination of the Advisory Contract, or it may be terminated by the Trust, without payment of penalty, upon ninety (90) days’ prior written notice to the Adviser at its principal place of business.

4.	Except as amended in this Agreement, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP Fund Advisor Operations	Title: VP & Assistant Secretary

SCHEDULE A

TO PACIFIC SELECT FUND EXPENSE LIMITATION AGREEMENT DATED MAY 1, 2007

OPERATING EXPENSE LIMITS

    Maximum Operating Expense Limit

    (as a Percentage of average net assets)

Small-Cap Growth Portfolio	0.10%
International Value Portfolio	0.10%
Long/Short Large-Cap Portfolio	0.10%
International Small-Cap Portfolio	0.10%
Equity Index Portfolio	0.10%
Mid-Cap Value Portfolio	0.10%
Small-Cap Index Portfolio	0.10%
Dividend Growth Portfolio	0.10%
Large-Cap Value Portfolio	0.10%
Technology Portfolio	0.10%
Short Duration Bond Portfolio	0.10%
Floating Rate Loan Portfolio	0.10%
Diversified Bond Portfolio	0.10%
Inflation Strategy Portfolio	0.10%
Growth Portfolio	0.10%
Focused Growth Portfolio	0.10%
Health Sciences Portfolio	0.10%
Mid-Cap Equity Portfolio	0.10%
Large-Cap Growth Portfolio	0.10%
International Large-Cap Portfolio	0.10%
Small-Cap Value Portfolio	0.10%
Main Street Core Portfolio	0.10%
Emerging Markets Portfolio	0.10%
High Yield Bond Portfolio	0.10%
Managed Bond Portfolio	0.10%
Inflation Managed Portfolio	0.10%
Comstock Portfolio	0.10%
Mid-Cap Growth Portfolio	0.10%
Real Estate Portfolio	0.10%
Small-Cap Equity Portfolio	0.10%
Emerging Markets Debt Portfolio	0.10%
Value Advantage Portfolio	0.10%
Floating Rate Income Portfolio	0.10%
Core Income Portfolio	0.10%
Currency Strategies Portfolio	0.10%
Global Absolute Return Portfolio	0.10%
Diversified Alternatives Portfolio	0.10%
PSF DFA Balanced Allocation Portfolio	0.10%

Effective: April 29, 2016

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP Fund Advisor Operations	Title: VP & Assistant Secretary